                                                                     EXHIBIT 4.5

                    PREFERRED SECURITIES GUARANTEE AGREEMENT

                           TORCHMARK CAPITAL TRUST I

                          DATED AS OF NOVEMBER 2, 2001
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                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

Section 1.1    Definitions and Interpretation                                1

                                   ARTICLE II
                              TRUST INDENTURE ACT

Section 2.1    Trust Indenture Act; Application                              4
Section 2.2    Lists of Holders                                              4
Section 2.3    Reports by The Preferred Guarantee Trustee                    5
Section 2.4    Periodic Reports to Preferred Guarantee Trustee               5
Section 2.5    Evidence of Compliance With Conditions Precedent              5
Section 2.6    Events of Default; Waiver                                     5
Section 2.7    Event of Default; Notice                                      5
Section 2.8    Conflicting Interests                                         6

                                  ARTICLE III
                          POWERS, DUTIES AND RIGHTS OF
                          PREFERRED GUARANTEE TRUSTEE

Section 3.1    Powers And Duties of The Preferred Guarantee Trustee          6
Section 3.2    Certain Rights of Preferred Guarantee Trustee                 8
Section 3.3    Not Responsible For Recitals or Issuance of Preferred
                  Securities Guarantee                                      10

                                   ARTICLE IV
                          PREFERRED GUARANTEE TRUSTEE

Section 4.1    Preferred Guarantee Trustee: Eligibility                     11
Section 4.2    Appointment, Removal And Resignation of Preferred
                 Guarantee Trustee                                          11

                                   ARTICLE V
                                   GUARANTEE

Section 5.1    Guarantee                                                    12
Section 5.2    Waiver of Notice and Demand                                  12
Section 5.3    Obligations Not Affected                                     13
Section 5.4    Rights of Holders                                            14
Section 5.5    Guarantee of Payment                                         14
Section 5.6    Subrogation                                                  14
Section 5.7    Independent Obligations                                      14

                                       i
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                                                                           Page
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Section 5.8    Taxes                                                        14

                                   ARTICLE VI
                   LIMITATION OF TRANSACTIONS; SUBORDINATION

Section 6.1    Limitation of Transactions                                   15
Section 6.2    Subordination                                                16


                                  ARTICLE VII
                                  TERMINATION

Section 7.1    Termination                                                  16

                                  ARTICLE VIII
                                INDEMNIFICATION

Section 8.1    Exculpation                                                  16
Section 8.2    Indemnification                                              17

                                   ARTICLE IX
                                 MISCELLANEOUS

Section 9.1    Successors and Assigns                                       17
Section 9.2    Amendments                                                   18
Section 9.3    Notices                                                      18
Section 9.4    Benefit                                                      18
Section 9.5    Governing Law                                                19

                    PREFERRED SECURITIES GUARANTEE AGREEMENT

     This GUARANTEE AGREEMENT (the "Preferred Securities Guarantee"), dated as of November 2, 2001, is executed and delivered by Torchmark Corporation, a Delaware corporation (the "Guarantor"), and The Bank of New York, as trustee (the "Preferred Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of Torchmark Capital Trust I, a Delaware statutory business trust (the "Issuer").

     WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of November 2, 2001, among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof 4,400,000 preferred securities (and up to an additional 660,000 preferred securities if the underwriters exercise their overallotment option in full), having an aggregate liquidation amount of $110,000,000 (and up to an additional aggregate liquidation amount of $16,500,000 if the underwriters exercise their overallotment option in full), designated the 7 3/4% Trust Preferred Securities (the "Preferred Securities").

     WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Preferred Securities Guarantee, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Securities Guarantee for the benefit of the Holders.

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

     Section 1.1    Definitions and Interpretation.  In this Preferred
                    ------------------------------
Securities Guarantee, unless the context otherwise requires:

          (a) capitalized terms used in this Preferred Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

          (b) terms defined in the Declaration as at the date of execution of this Preferred Securities Guarantee have the same meaning when used in this Preferred Securities Guarantee unless otherwise defined in this Preferred Securities Guarantee;

          (c) a term defined anywhere in this Preferred Securities Guarantee has the same meaning throughout;
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          (d) all references to "the Preferred Securities Guarantee" or "this
Preferred Securities Guarantee" are to this Preferred Securities Guarantee as modified, supplemented or amended from time to time;

          (e) all references in this Preferred Securities Guarantee to Articles and Sections are to Articles and Sections of this Preferred Securities Guarantee, unless otherwise specified; a term defined in the Trust Indenture Act has the same meaning when used in this Preferred Securities Guarantee, unless otherwise defined in this Preferred Securities Guarantee or unless the context otherwise requires; and

          (f) a reference to the singular includes the plural and vice versa.

     "AUTHORIZED OFFICER" of a Person means any Person that is authorized to legally bind such Person; provided, however, that the Authorized Officer signing
                          --------  -------
an Officers' Certificate given pursuant to Section 314(a)(4) of the Trust Indenture Act shall be the principal executive, financial or accounting officer of such Person.

     "CORPORATE TRUST OFFICE" means the office of the Preferred Guarantee Trustee at which the corporate trust business of the Preferred Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at, The Bank of New York, 101 Barclay Street, Floor 21 West, New York, NY 10286 Attention: Corporate Trust Administration.

     "COVERED PERSON" means any Holder or beneficial owner of Preferred Securities.

     "DECLARATION" has the meaning assigned thereto in the recitals hereto.

     "EVENT OF DEFAULT" means a failure by the Guarantor to perform any of its payment or other obligations under this Preferred Securities Guarantee.

     "GUARANTEE PAYMENTS" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Preferred Securities to the extent the Issuer shall have funds available therefor, (ii) the redemption price (the "Redemption Price"), and all accumulated and unpaid Distributions to the date of redemption, to the extent the Issuer has funds available therefor, with respect to any Preferred Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the redemption of all of the Preferred Securities or the distribution of the Debt Securities to the Holders in exchange for Preferred Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer shall have funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders of Preferred Securities then outstanding upon the liquidation of the Issuer (in either case, the "Liquidation Distribution").

                                       2
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     "GUARANTOR" has the meaning assigned thereto in the recitals hereto.

     "HOLDER" shall mean any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that, in determining
                                         --------  -------
whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

     "INDEMNIFIED PERSON" means the Preferred Guarantee Trustee, any Affiliate of the Preferred Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Preferred Guarantee Trustee.

     "INDENTURE" means the Junior Subordinated Indenture dated as of November 2, 2001 between the Guarantor and The Bank of New York, as trustee, or, if amended or supplemented as provided herein, as so amended or supplemented or both, and shall include the forms and terms of a particular series of securities established as contemplated thereunder.

     "ISSUER" has the meaning assigned thereto in the recitals hereto.

     "LIST OF HOLDERS" shall have the meaning set forth in Section 2.2.

     "MAJORITY IN LIQUIDATION AMOUNT OF THE PREFERRED SECURITIES" means, except as provided in the terms of the Preferred Securities, or except as provided by the Trust Indenture Act, a vote by Holder(s), voting separately as a class, of more than 50% of the liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all Preferred Securities.

     "PERSON" means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated association or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "PREFERRED GUARANTEE TRUSTEE" means The Bank of New York, until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guarantee and thereafter means each such Successor Preferred Guarantee Trustee.

     "PREFERRED SECURITIES" has the meaning assigned thereto in the recitals hereto.

     "PREFERRED SECURITIES GUARANTEE" has the meaning assigned thereto in the recitals hereto.

     "RELEVANT JURISDICTION" means the United States.

                                       3
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     "RELEVANT TAX" means any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by or on behalf of any Relevant Jurisdiction or any authority therein or thereof having the power to tax.

     "RESPONSIBLE OFFICER" means, with respect to the Preferred Guarantee Trustee, any officer within the Corporate Trust Office of the Preferred Guarantee Trustee, including any vice president, any assistant vice president, any assistant treasurer or other officer of the Corporate Trust Office of the Preferred Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "SUCCESSOR PREFERRED GUARANTEE TRUSTEE" means a successor Preferred Guarantee Trustee possessing the qualifications to act as Preferred Guarantee Trustee under Section 4.1.

                                   ARTICLE II

                              TRUST INDENTURE ACT

     Section 2.1    Trust Indenture Act; Application.
                    --------------------------------

          (a) This Preferred Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Preferred Securities Guarantee and shall, to the extent applicable, be governed by such provisions; and

          (b) If and to the extent that any provision of this Preferred Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

     Section 2.2    Lists of Holders.
                    ----------------

          (a) The Guarantor shall provide the Preferred Guarantee Trustee with a list, in such form as the Preferred Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") (i) within 14 days after each record date for payment of Distributions, as of such record date, and
(ii) at any other time, within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Preferred Guarantee Trustee. The Preferred Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

          (b) The Preferred Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

                                       4
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     Section 2.3    Reports by The Preferred Guarantee Trustee.  Within 60 days
                    ------------------------------------------
after May 15 of each year, the Preferred Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Preferred Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

     Section 2.4    Periodic Reports to Preferred Guarantee Trustee.  The
                    -----------------------------------------------
Guarantor shall provide to the Preferred Guarantee Trustee such documents, reports and information (if any) as are required by Section 314 and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, the manner and at the times required by Section 314 of the Trust Indenture Act.

     Delivery of such reports, information and documents to the Preferred Guarantee Trustee is for informational purposes only and the Preferred Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Preferred Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

     Section 2.5    Evidence of Compliance with Conditions Precedent.  The
                    ------------------------------------------------
Guarantor shall provide to the Preferred Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Preferred Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

     Section 2.6    Events of Default; Waiver.  The Holders of a Majority in
                    -------------------------
liquidation amount of Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default and its consequences except an Event of Default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Holder of Preferred Securities. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     Section 2.7    Event of Default; Notice.
                    ------------------------
          (a) The Preferred Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default actually known to a Responsible Officer of the Preferred Guarantee Trustee, transmit by mail, first class postage prepaid, to the Holders of the Preferred Securities, notices of all such Events of Default unless such defaults have been cured before the giving of such notice, provided that the Preferred Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Preferred Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Preferred Securities.

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

          (b) The Preferred Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer of the Preferred Guarantee Trustee shall have obtained actual knowledge thereof or shall have received written notice of such Event of Default.

     Section 2.8    Conflicting Interests.  The Declaration shall be deemed to
                    ---------------------
be specifically described in this Preferred Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III

            POWERS, DUTIES AND RIGHTS OF PREFERRED GUARANTEE TRUSTEE

     Section 3.1    Powers and Duties of the Preferred Guarantee Trustee.
                    ----------------------------------------------------

          (a) This Preferred Securities Guarantee shall be held by the Preferred Guarantee Trustee for the benefit of the Holders and the Preferred Guarantee Trustee shall not transfer this Preferred Securities Guarantee to any Person except a Holder exercising his or her rights pursuant to Section 5.4(b) or to a Successor Preferred Guarantee Trustee on acceptance by such Successor Preferred Guarantee Trustee of its appointment to act as Successor Preferred Guarantee Trustee. The right, title and interest of the Preferred Guarantee Trustee shall automatically vest in any Successor Preferred Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee Trustee.

          (b) If an Event of Default actually known to a Responsible Officer of the Preferred Guarantee Trustee has occurred and is continuing, the Preferred Guarantee Trustee shall enforce this Preferred Securities Guarantee for the benefit of the Holders.

          (c) The Preferred Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiver of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guarantee, and shall use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (d) No provision of this Preferred Securities Guarantee shall be construed to relieve the Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

               (A) the duties and obligations of the Preferred Guarantee Trustee shall be determined solely by the express provisions of this Preferred Securities Guarantee, and the Preferred Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee; and

               (B) in the absence of bad faith on the part of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Guarantee Trustee and conforming to the requirements of this Preferred Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Preferred Securities Guarantee (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

               (ii) the Preferred Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Guarantee Trustee, unless it shall be proved that the Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

               (iii) the Preferred Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee; and

               (iv) no provision of this Preferred Securities Guarantee shall require the Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Preferred Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Securities Guarantee or indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against such risk or liability is not reasonably assured to it.

     Section 3.2    Certain Rights of Preferred Guarantee Trustee.
                    ---------------------------------------------

          (a) Subject to the provisions of Section 3.1:

               (i) The Preferred Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

               (ii) Any direction or act of the Guarantor contemplated by this Preferred Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate.

               (iii) Whenever, in the administration of this Preferred Securities Guarantee, the Preferred Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

               (iv) The Preferred Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or re-registration thereof).

               (v) The Preferred Guarantee Trustee may at the expense of the Guarantor consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Preferred Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Preferred Securities Guarantee from any court of competent jurisdiction.

               (vi) The Preferred Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Preferred Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Preferred Guarantee Trustee such security and indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Preferred Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Preferred Guarantee Trustee; PROVIDED that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Preferred Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Preferred Securities Guarantee.

               (vii) The Preferred Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Preferred Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit but shall incur no liability of any kind by reason of such inquiry or investigation.

               (viii) The Preferred Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

               (ix) Any action taken by the Preferred Guarantee Trustee or its agents hereunder shall bind the Holders of the Preferred Securities and the signature of the Preferred Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Preferred Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Preferred Securities Guarantee, both of which shall be conclusively evidenced by the Preferred Guarantee Trustee's or its agent's taking such action.

               (x) Whenever in the administration of this Preferred Securities Guarantee the Preferred Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such written instructions are received and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

               (xi) The Preferred Securities Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Preferred Securities Guarantee.

               (xii) The rights, privileges, protections, immunities and benefits given to the Preferred Guarantee Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Preferred Guarantee Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

          (b) No provision of this Preferred Securities Guarantee shall be deemed to impose any duty or obligation on the Preferred Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Preferred Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Guarantee Trustee shall be construed to be a duty.

     Section 3.3    Not Responsible for Recitals or Issuance of Preferred
                    -----------------------------------------------------
Securities Guarantee.  The recitals contained in this Preferred Securities
--------------------
Guarantee shall be taken as the statements of the Guarantor, and the Preferred Guarantee Trustee does not assume any responsibility for their correctness. The Preferred Guarantee Trustee makes no representations as to the validity or sufficiency of this Preferred Securities Guarantee.

                                   ARTICLE IV

                          PREFERRED GUARANTEE TRUSTEE

     Section 4.1    Preferred Guarantee Trustee: Eligibility.
                    ----------------------------------------

          (a) There shall at all times be a Preferred Guarantee Trustee which shall:

               (i) not be an Affiliate of the Guarantor; and

               (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          (b) If at any time the Preferred Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Preferred Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

          (c) If the Preferred Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

     Section 4.2    Appointment, Removal and Resignation of Preferred Guarantee
                    -----------------------------------------------------------
Trustee.
--------

          (a) Subject to Section 4.2(b), the Preferred Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

          (b) The Preferred Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor.

          (c) The Preferred Guarantee Trustee appointed to office shall hold office until a Successor Preferred Guarantee Trustee shall have been appointed or until its removal or resignation. The Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Guarantee Trustee.

          (d) If no Successor Preferred Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of resignation or removal, the Preferred Guarantee Trustee resigning or being removed may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Preferred Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Guarantee Trustee.

          (e) No Preferred Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Preferred Guarantee Trustee.

          (f) Upon termination of this Preferred Securities Guarantee or removal or resignation of the Preferred Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Preferred Guarantee Trustee all amounts to which it is entitled to the date of such termination, removal or resignation.

                                   ARTICLE V

                                   GUARANTEE

     Section 5.1    Guarantee.  The Guarantor irrevocably and unconditionally
                    ---------
agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

     Section 5.2    Waiver of Notice and Demand.  The Guarantor hereby waives
                    ---------------------------
notice of acceptance of this Preferred Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right or remedy to require a proceeding first against the Issuer or any other Person before proceeding directly against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     Section 5.3    Obligations Not Affected.   The obligations, covenants,
                    ------------------------
agreements and duties of the Guarantor under this Preferred Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

          (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debt Securities permitted by the Indenture);

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

          (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.


     Section 5.4    Rights of Holders.
                    -----------------

          (a) The Holders of a Majority in liquidation amount of the Preferred Securities then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of this Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee.

          (b) If the Preferred Guarantee Trustee fails to enforce this Preferred Securities Guarantee, any Holder of Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce the Preferred Guarantee Trustee's rights under this Preferred Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Preferred Guarantee

Trustee or any other Person. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder of Preferred Securities may directly institute a proceeding against the Guarantor for enforcement of this Preferred Securities Guarantee for such payment.

     Section 5.5    Guarantee of Payment.  This Preferred Securities Guarantee
                    --------------------
creates a guarantee of payment and not of collection.

     Section 5.6    Subrogation.  The Guarantor shall be subrogated to all (if
                    -----------
any) rights of the Holders of Preferred Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Preferred Securities Guarantee; provided, however, that the Guarantor shall not (except to
                      --------  -------
the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Preferred Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

     Section 5.7    Independent Obligations.  The Guarantor acknowledges that
                    -----------------------
its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

     Section 5.8    Taxes.  All payments in respect of the Guarantee Payments
                    -----
(including interest accrued thereon, if any) by the Guarantor shall be made without withholding or deduction for or on account of any Relevant Tax, unless the withholding or deduction of such Relevant Tax is required by law. In that event, the Guarantor shall pay, as further Guarantee Payments, such additional amounts as may be necessary in order that the net amounts received by a Holder (or a third party on its behalf) after such withholding or deduction will equal the amount which would have been received in respect of the Guarantee Payments (including interest accrued thereon, if any) in the absence of such withholding or deduction ("Guarantee Additional Amounts"), except that no such Guarantee Additional Amounts shall be payable to a Holder (or a third party on its behalf) with respect to any Guarantee Payments (including interest accrued thereon, if any) (i) to the extent that such Relevant Tax is imposed or levied by virtue of such Holder (or the beneficial owner of Preferred Securities to which such Guarantee Payments relate) having some connection with the Relevant Jurisdiction, other than being a Holder (or beneficial owner of Preferred Securities) or (ii) to the extent that such the Relevant Tax is imposed or levied by virtue of such Holder (or beneficial owner) not having made a declaration of non-residence in, or other lack of connection with, the Relevant Jurisdiction of any similar claim for exemption, if the Guarantor or its agent has provided the beneficial owner of such Preferred Securities or its nominee with at least 60 days' prior written notice of any opportunity to make such a declaration or claim.

                                   ARTICLE VI

                   LIMITATION OF TRANSACTIONS; SUBORDINATION

     Section 6.1    Limitation of Transactions.  So long as any Preferred
                    --------------------------
Securities remain outstanding, if (i) the Guarantor has exercised its option to defer interest payments on the Debt Securities by extending the interest payment period and such extension period, or any extension thereof, shall be continuing,
(ii) the Guarantor shall be in default with respect to its payment or other obligations under this Preferred Securities Guarantee or (iii) there shall have occurred and be continuing an Event of Default under the Declaration or any event that, with the giving of notice or lapse of time or both, would constitute an Event of Default under the Declaration, then the Guarantor shall not (a) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire, or make any liquidation payment with respect to, any of its capital stock or (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities of the Guarantor that rank PARI PASSU with or junior in interest to the Debt Securities or make any guarantee payment with respect to any guarantee by the Guarantor of the debt securities of any subsidiary of the Guarantor if such guarantee ranks PARI PASSU with or junior in interest to the Debt Securities (other than (i) as a result of the exchange, redemption or conversion of one class or series of the capital stock of the Guarantor (or any capital stock of a subsidiary thereof) for another class or series of the capital stock of the Guarantor or any class or series of the indebtedness of the Guarantor for any class or series of the capital stock of the Guarantor, (ii) the purchase of fractional interests in shares of the capital stock of the Guarantor pursuant to the conversion or exchange provisions of such capital stock or the security being converted into or exchanged for such capital stock, (iii) dividends or distributions in common stock of the Guarantor, (iv) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of rights, stock or other property under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (v) payments under this Preferred Securities Guarantee or under any similar guarantee by the Guarantor with respect to any trust common or trust preferred securities of its subsidiaries and (vi) repurchases, redemptions or other acquisitions of shares of the capital stock of the Guarantor in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, (2) a dividend reinvestment or shareholder stock purchase plan or (3) the issuance of capital stock of the Guarantor (or securities convertible or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to such extension period).

     Section 6.2    Subordination.  This Preferred Securities Guarantee will
                    -------------
constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor (except any liabilities that may be PARI PASSU or junior expressly by their terms), (ii) PARI PASSU with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guaranty now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor and (iii) senior to the Guarantor's common stock.

                                  ARTICLE VII

                                  TERMINATION

     Section 7.1    Termination.  This Preferred Securities Guarantee shall
                    -----------
terminate as to each Holder upon, and be of no force and effect from the earlier of (i) full payment of the Redemption Price and accumulated and unpaid Distributions with respect to all Preferred Securities, (ii) the distribution of the Debt Securities to the Holders of the Preferred Securities or (iii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. This Preferred Securities Guarantee shall terminate completely upon full payment of the amounts payable in accordance with the Declaration. Notwithstanding the foregoing, this Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Preferred Securities or under this Preferred Securities Guarantee.

                                  ARTICLE VIII

                                INDEMNIFICATION

     Section 8.1    Exculpation.
                    -----------

          (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage, liability, expense or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Preferred Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage, liability, expense or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

          (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Preferred Securities might properly be paid.

     Section 8.2    Indemnification.  The Guarantor agrees to indemnify each
                    ---------------
Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability or expense, including taxes (other than taxes based upon the income of the Preferred Guarantee Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses

(including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The provisions of this
Section 8.2 shall survive the termination of this Preferred Securities Guarantee or the resignation or removal of the Preferred Guarantee Trustee.

     When the Preferred Guarantee Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(e) or Section 5.1(f) of the Indenture, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

                                   ARTICLE IX

                                 MISCELLANEOUS

     Section 9.1    Successors and Assigns.  All guarantees and agreements
                    ----------------------
contained in this Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with any merger or consolidation of the Guarantor with or into another entity permitted by Section 9.1 of the Indenture or any sale, transfer or lease of the Guarantor's assets to another entity permitted by Section 9.1 of the Indenture, the Guarantor may not assign its rights or delegate its obligations under this Preferred Securities Guarantee without the prior approval of the holders of at least a Majority in liquidation amount of the Preferred Securities then outstanding.

     Section 9.2    Amendments.  Except with respect to any changes that do not
                    ----------
adversely affect the rights of Holders (in which case no consent of Holders will be required), this Preferred Securities Guarantee may only be amended with the prior approval of the Holders of at least a Majority in liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of the Preferred Securities then outstanding. The provisions of the Declaration with respect to meetings of Holders apply to the giving of such approval.

     Section 9.3    Notices.  All notices provided for in this Preferred
                    -------
Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

          (a) If given to the Preferred Guarantee Trustee, at the Preferred Guarantee Trustee's mailing address set forth below (or such other address as the Preferred Guarantee Trustee may give notice of to the Holders of the Preferred Securities):

               The Bank of New York
               101 Barclay Street, Floor 21 West
               New York, NY   10286
               Attention: Corporate Trust Administration

          (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Preferred Securities):

               Torchmark Corporation
               2001 Third Avenue South
               Birmingham, Alabama 35233
               Attention:  General Counsel

          (c) If given to any Holder of Preferred Securities, at the address set forth on the books and records of the Issuer.

With respect to the Preferred Guarantee Trustee and the Guarantor, all notices shall be deemed to have been given when received. With respect to any Holder of Preferred Securities, all notices shall be deemed to have been given when mailed by first class mail, postage prepaid.

     Section 9.4    Benefit.  This Preferred Securities Guarantee is solely for
                    -------
the benefit of the Holders of the Preferred Securities and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

     Section 9.5    Governing Law.   THIS PREFERRED SECURITIES GUARANTEE SHALL
                    -------------
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.


                            (signature page follows)

     THIS PREFERRED SECURITIES GUARANTEE is executed as of the day and year first above written.


                              TORCHMARK CORPORATION
                              as Guarantor


                              By: /s/ Michael J. Klyce
                                 --------------------------------------
                                    Name: Michael J. Klyce
                                         ------------------------------
                                    Title: Vice President and Treasurer
                                          -----------------------------


                              THE BANK OF NEW YORK
                              as Preferred Guarantee Trustee


                              By: /s/ Robert A Massimillo
                                 --------------------------------------
                                    Name: Robert A. Massimillo
                                         ------------------------------
                                    Title: Vice President
                                          -----------------------------





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